                  Securities Act of 1933 File No. _________
            (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))
_________________________________________________________________
_________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                         __________________

                             FORM T-1

   STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                 PURSUANT TO SECTION 305(b)(2)___________
                         __________________

                      THE CHASE MANHATTAN BANK
                        (National Association)
          (Exact name of trustee as specified in its charter)

                             13-2633612
                  (I.R.S. Employer Identification Number)

              1 Chase Manhattan Plaza, New York, New York
               (Address of principal executive offices)

                               10081
                            (Zip Code)
                         ________________

              CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
           (Exact name of obligor as specified in its charter)

                              New York
(State or other jurisdiction of incorporation  or organization)

                             13-5009340
                (I.R.S. Employer Identification No.)

                            4 Irving Place
                          New York, New York
              (Address of principal executive offices)

                                10003
                              (Zip Code)
                    __________________________________
                            Debt Securities
                    (Title of the indenture securities)
_________________________________________________________________
_________________________________________________________________
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Item 1.  General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.

          Board of Governors of The Federal Reserve System,
Washington, D. C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.
     *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12) , Registration No. 33-55626.)
     *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. --   Copies of authorizations of The Chase Manhattan
Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
     *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 33-60809.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
     *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

*The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                      ___________________
                               1.
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NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                              SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 15th day November, 1995




                                         THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)




                                          By: Mary Lewicki
                                          Second Vice President







                      ___________________
                               2.


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                             Exhibit 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                        The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on June 30, 1995, published in response to call
       made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370   Comptroller of the Currency                                     Northeastern District
Statement of Resources and Liabilities

                                                          ASSETS                                Thousands
                                                                                                of Dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                      $  4,279,000
     Interest-bearing balances                                                                  6,752,000
Held to maturity securities                                                                     1,779,000
Available-for-sale securities                                                                   4,607,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold                                                                         1,307,000
     Securities purchased under agreements to resell                                              207,000
Loans and lease financing receivable:
Loans and leases, net of unearned income                             $ 55,234,000
     LESS: Allowance for loan and lease losses                          1,095,000
     LESS:  Allocated transfer risk reserve                          ____________
                                                                                0
                                                                                _

Loans and leases, net of unearned income, allowance, and reserve                               54,139,000
Trading assets                                                                                 13,459,000
Premises and fixed assets (including capitalized leases)                                        1,824,000
Other real estate owned                                                                           413,000
Investments in unconsolidated subsidiaries and associated companies                                33,000
Customers' liability to this bank on acceptances outstanding                                    1,141,000
Intangible assets                                                                                 934,000
Other assets                                                                                    6,947,000
TOTAL ASSETS                                                                                  $97,821,000
                                         LIABILITIES

Deposits:
     In domestic offices                                                                    $  30,648,000
        Noninterest-bearing                                          $  11,207,000
Interest-bearing                                                        19,441,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                  35,397,000
     Noninterest-bearing                                             $   3,024,000
Interest-bearing                                                        32,373,000
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased                                                                    1,781,000
     Securities sold under agreements to repurchase                                               217,000
Demand notes issued to the U.S. Treasury                                                           25,000
Trading liabilities                                                                            10,479,000
Other borrowed money:
     With original maturity of one year or less                                                 2,050,000
     With original maturity of more than one year                                                 433,000
Mortgage indebtedness and obligations under capitalized leases                                     40,000
Bank's liability on acceptances executed and outstanding                                        1,148,000
     Subordinated notes and debentures                                                          1,960,000
     Other liabilities                                                                          6,239,000
     TOTAL LIABILITIES                                                                         90,417,000
     Limited-life preferred stock and related surplus                                                   0

                                                                                           EQUITY CAPITAL

     Perpetual preferred stock and related surplus                                                      0
     Common stock                                                                                 921,000
     Surplus                                                                                    4,869,000
     Undivided profits and capital reserves                                                     1,650,000
     Net unrealized holding gains (losses) on available-for-sale securities                       (47,000)

Cumulative foreign currency translation adjustments                                                11,000
TOTAL EQUITY CAPITAL                                                                            7,404,000
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
     AND EQUITY CAPITAL                                                                      $ 97,821,000

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                            (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle

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